EXHIBIT 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

ProFrac Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly and Carry Forward Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be paid	Equity	ProFrac Class A Common Stock	457(c) 457(f)(1)	14,056,943 (2)	N/A	$278,549,638.55 (3)	0.0000927	$25,821.55

	Equity	Warrants	457(c) 457(f)(1)	19,167,417 (4)	N/A	$1,035,040.52 (5)	0.0000927	$95.95

	Equity	ProFrac Class A Common Stock issuable upon exercise of Warrants	457(g)	153,613 (6)	N/A	110,212,719.11 (7)	0.0000927	$10,216.72

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—

	Total Offering Amounts					$389,797,398.18		$36,134.22

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$36,134.22

(1)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents the estimated maximum number of shares of Class A Common Stock, par value $0.01 per share, of ProFrac Holding Corp. (“ProFrac”) expected to be issuable by ProFrac upon completion of the Merger. The number of shares of ProFrac Class A Common Stock being registered is based upon the product of (a) 41,761,565, the estimated maximum number of shares of Class A Common Stock, par value $0.0001 per share, of U.S. Well Services, Inc. (“USWS”) expected to be outstanding at the Effective Time multiplied by (b) 0.3366 (the “Exchange Ratio”).

(3)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) and 457(f) of the Securities Act. The proposed maximum aggregate offering price of the ProFrac Class A Common Stock to be registered is based on the product of (a) $6.67, the average of the high and low sale prices of USWS Common Stock as reported on the Nasdaq Capital Market on August 23, 2022, and (b) 41,761,565, the estimated maximum number of shares of USWS Common Stock expected to be exchanged in connection with the Merger.

(4)

The number of warrants to acquire shares of ProFrac Class A Common Stock being registered represents the number of USWS SPAC Warrants outstanding as of June 30, 2022, consisting of (a) 9,994,635 warrants to acquire shares of USWS Common Stock issued in connection with USWS’ initial public offering and (b) 9,172,782 warrants to acquire shares of USWS Common Stock issued in a private placement that closed simultaneously with the closing of USWS’ initial public offering. Prior to the Effective Time, ProFrac intends to execute an amendment to each of the warrant agreements that govern the USWS SPAC Warrants to, among other things, (a) assume each USWS SPAC Warrant, (b) provide that the exercise price of each USWS SPAC Warrant will equal the exercise price of such warrant divided by the Exchange Ratio and (c) provide that each USWS SPAC Warrant, as amended, will become the right to receive, upon valid exercise thereof, shares of ProFrac Class A Common Stock in an amount equal to the product of (i) the number of shares of USWS Common Stock subject to such USWS SPAC Warrant immediately prior to the Effective Time and (ii) the Exchange Ratio.

(5)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) and 457(f) of the Securities Act. The proposed maximum aggregate offering price of the warrants to be registered is based on the product of (a) $0.054, the average of the high and low sales prices of the USWS SPAC Warrants as reported on the Nasdaq Capital Market on August 23, 2022 and (b) 19,167,417, the estimated maximum number of USWS SPAC Warrants expected to be assumed by ProFrac prior to the Effective Time (as described in footnote 4 above).

(6)

Represents the estimated maximum number of shares of ProFrac Class A Common Stock expected to be issuable by ProFrac upon exercise of the USWS SPAC Warrants, as amended (as described in footnote 4 above).

(7)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(g) of the Securities Act. The proposed maximum aggregate offering price of the ProFrac Class A Common Stock to be registered is based on the product of (a) $717.47, the aggregate of the exercise prices of the number of USWS SPAC Warrants, as amended (as described in footnote 4 above), that a holder will be required to surrender in order to acquire one share of ProFrac Class A Common Stock and (b) 153,613, the estimated maximum number of shares of ProFrac Class A Common Stock expected to be issuable upon exercise of the USWS SPAC Warrants, as amended (as described in footnote 4 above).